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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported) - May 25, 2004



                                    TXU Corp.

             (Exact name of registrant as specified in its charter)



     TEXAS                             1-12833                 75-2669310
(State or other jurisdiction        (Commission File        (I.R.S. Employer
  of incorporation)                     Number)             Identification No.)



                                 TXU Gas Company
             (Exact name of registrant as specified in its charter)



     TEXAS                              1-3183                75-0399066
(State or other jurisdiction        (Commission File        (I.R.S. Employer
   of incorporation)                    Number)             Identification No.)


            Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411 (Address of principal executive offices, including zip code)


        Registrants' telephone number, including Area Code - 214-812-4600


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 25, 2004, the Railroad Commission of Texas (Commission) ruled on TXU Gas Company's (TXU Gas) request to change TXU Gas' rates for the 437 incorporated cities that TXU Gas serves throughout its service territory including the Dallas/Fort Worth Metroplex area. The ruling will increase the current rates that all classes of customers pay for the transmission and delivery of natural gas to their homes and businesses.

The request represented an annual revenue increase of $69.5 million, or $3.60 per month for the average residential customer. The Commission's ruling, which authorizes a return on equity of 10 percent, produces an annual revenue increase of approximately $12 million, or approximately $2.00 per month for the average residential customer.

TXU Gas is preparing a motion for rehearing in the case, which is the next step in the process.

The Commission's decision will not affect TXU Corp.'s (TXU) previously disclosed earnings guidance for 2004. TXU Gas is considered a discontinued operation in TXU's financial statements since TXU has announced the planned sale of the business. However, as a result of this decision, TXU Gas expects to record a charge of approximately $100 million after tax in the second quarter related to pipeline and certain regulatory assets.

This price change affects only TXU Gas customers and does not impact electricity prices for customers of other TXU subsidiaries.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in TXU's and TXU Gas's most recent Form 10-K and 10-Q filings. In addition to the risks and uncertainties set forth in those SEC filings, the forward-looking statements in this report could be affected by the outcome of any rehearing or appeals of the Commission's ruling.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             TXU CORP.


                             By:     /s/ Kirk R. Oliver
                                --------------------------------------

                             Name:    Kirk R. Oliver
                             Title:   Executive Vice President, Chief Financial
                                      Officer and Treasurer


Dated:  May 27, 2004


                             TXU GAS COMPANY


                             By:      /s/ Kirk R. Oliver
                                --------------------------------------

                             Name:    Kirk R. Oliver
                             Title:   Treasurer and Assistant Secretary


Dated:  May 27, 2004

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